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                                                                    EXHIBIT 99.1
                                   EXHIBIT A
                                   ---------


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULES 701 AND 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE. THE HOLDER HEREOF MAY NOT ENGAGE IN HEDGING TRANSACTIONS WITH REGARD TO SUCH SECURITIES UNLESS IN COMPLIANCE WITH THE ACT.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE HEREWITH.

                           Warrant to Purchase up to
                       1,000,000 Shares of Common Stock
                             of The RiceX Company


     WHEREAS, reference is made to the subscription Agreement dated September 10, 1998 in which The RiceX Company (the "Company") sold and Heldomo, A.G. ("Investor") purchased 15 Units, each Unit consisting of 66,666.7 shares of Common Stock and a Warrant to Purchase 66,666.7 shares of Common Stock (the "Subscription Agreement"); and

     WHEREAS, this Warrant shall represent the Warrants referenced in the Subscription Agreement.

     NOW, THEREFORE, the parties agree as follows:

     1.  Grant.

     On the terms and subject to the conditions set forth herein, Investor is hereby granted the right to purchase, at any time during the Exercise Period (as herein defined) up to 1,000,000 shares of Common Stock (the "Warrant Shares") of the Company at the Exercise Price (as defined below and as subject to adjustment as provided in Article 5 hereof).

     2.  Exercise of Warrant.

         2.1  Exercise Period. This warrant is exercisable at any time during
              ---------------
the two (2) year period beginning on the date hereof (the "Exercise Period").

         2.2  Exercise. The Warrant may be exercised by payment of the Exercise
              --------
Price in cash or by check to the order of the Company, or any combination of cash or check. Upon surrender of the Warrant Certificate with the annexed Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices, Investor (or other registered holder(s) of the Warrant Certificate) (the "Holder") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by this Warrant are exercisable at the option of the Holder, in whole or in part (but not as to fractional Warrant Shares). In the case of the purchase of less than all the Warrant Shares purchasable under this Warrant, the Company shall cancel said Warrant upon the surrender thereof and shall execute and deliver a new Warrant of like tenor for the balance of the Warrant Shares purchasable thereunder.

        2.3  Issuance of Certificates. Upon the exerciser of this Warrant
             -------------------------
pursuant to Section 2.2 above, the issuance of certificates for the Warrant Shares purchased shall be made forthwith (and in any event within three business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 4 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holders and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the company that such tax has been paid.

     Upon, exercise, in part or in whole, of this Warrant, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
         BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
         AMENDED ("THE ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT
         (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER
         THE ACT, (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING
         TO THE DISPOSITION OF SECURITIES), OR (III) UPON THE DELIVERY BY

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

         THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL,
         REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT AN
         EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE."

     3.  Restriction on Transfer of Warrants.

     Investor, by its acceptance hereof, covenants and agrees that this Warrant is being acquired as an investment and not with a view to the distribution thereof, and that neither this Warrant nor, if exercised, any Warrant Shares, may be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the Holder to the Company of an opinion of counsel, reasonably satisfactory to the issuer, stating that an exemption from registration under such Act is available.

     4.  Initial and Adjusted Exercise Price.

     The initial exercise price of this Warrant per Warrant Share shall be equal to $1.50 for the first year from the date of this Warrant and at an exercise price of $1.8125 thereafter. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provision of Article 5 hereof.

         4.1  Exercise Price.  The term "Exercise Price" herein shall mean the
              --------------
initial exercise price or the adjusted exercise price, depending upon the context.

     5.  Adjustments of Exercise Price and Number of Warrant Shares.

         5.1  Price Protection Adjustment. In the event that the Company, prior
              ---------------------------
to the expiration this Warrant, issues shares of Common Stock (or options or warrants to purchase shares of Common Stock) for a consideration per share (or exercise price) less than $1.50 ("Lower Price"), the Exercise Price shall be adjusted to the Lower Price (the "Price Protection Adjustment").

         5.2  Stock Split, Stock Dividend, Subdivision and Combination. In case
              --------------------------------------------------------
the Company shall at any time subdivide or combine the outstanding shares of Common Stock (including by way of a stock dividend), the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 5.2, the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted to the nearest full Warrant Share by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the

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

number of Warrant Shares issuable upon exercise of the Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

     5.3  Reclassification, Consolidation, Merger, etc. In case of any
          --------------------------------------------
reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owners of the Warrant Shares underlying the Warrant at a price equal to the product of (x) the number of shares of Common Stock issuable upon conversion of the Warrant Shares and (y) the Exercise Price prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrant.

     5.4  Redemption of Warrant; Redemption of Warrant Shares. Notwithstanding
          ---------------------------------------------------
anything to the contrary contained in the Warrant or elsewhere, the Warrant cannot be redeemed by the Company under any circumstances.

     5.5  Dividends and Other Distributions with Respect to Outstanding
          -------------------------------------------------------------
Securities. In the event that the Company shall at any time prior to the
----------
exercise of the Warrant declare a dividend (other than a dividend consisting solely of shares of Common Stock (which shall be governed by Section 5.2) or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder of the Warrant shall thereafter be entitled, in addition to the securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrant, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that he would have been entitled to receive at the time of such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 5.5.

     5.6  Subscription Rights for Shares of Common Stock or Other Securities. In
          ------------------------------------------------------------------
the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of the Warrant issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holder of the unexercised Warrant shall be entitled, in addition to the securities receivable upon the exercise of the Warrant, to receive such rights at the time such rights are distributed to the other shareholders of the Company.

     6.  Exchange and Replacement of Warrant Certificates.

     This Warrant is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

     7.  Elimination of Fractional Interests.

     The Company shall not be required to issue certificates representing fractions of Warrant Shares upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Warrant Shares.

     8.  Reservation and Listing of Securities.

     The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock (or other securities) as shall be issuable upon such exercise or conversion, as the case may be. The Company covenants and agrees that, upon exercise of the Warrant and payment of the Exercise Price therefor (if a cash exercise), all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder.

     9.  Notices to Warrant Holder.

     If, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

         (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         (b) The Company shall offer to all the holders of its Common Stock any additional shares of Common Stock of the Company or securities convertible into or exchangeable for shares of Common Stock of the Company, or any option, right or warrant to subscribe therefor; or

         (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice to the Holder of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect herein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription right, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

     10.  Notices.

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to the registered Holder of the Warrant, to the address of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth on the signature page of this Warrant or to such other address as the Company may designate by notice to the Holder.

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

     11.  Successors.

     all the covenants and provisions of this Agreement by or for the benefit of the Company and the Holder inure to the benefit of their respective successors and assigns hereunder.

     12.  Governing Law.

    This Warrants shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be construed in accordance with the laws of said State.

     13.  Counterparts.

     This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

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

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed under its corporate seal.

Dated: September 10, 1998                  THE RICEX COMPANY

[SEAL]                                     By: /s/ Allen J. Simon
                                              ---------------------------------
                                           Name:   Allen J. Simon
                                           Title:  Chief Executive Officer


Attest:


/s/ Karen D. Berriman
---------------------------------------
Secretary

ACCEPTED BY AND AGREED TO:

INVESTOR



/s/ Dr. H.R. Barth
---------------------------------------
By:  Dr. H.R. Barth
    -----------------------------------
Its: Director
    -----------------------------------

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